Exhibit 99.2

Frontier Communications Corporation

Offer to Exchange

Up to $500,000,000 7.875% Senior Notes due 2015	Up to $1,100,000,000 8.250% Senior Notes due 2017	Up to $1,100,000,000 8.500% Senior Notes due 2020	Up to $500,000,000 8.750% Senior Notes due 2022
originally issued by New Communications Holdings Inc.,
for
a Like Principal Amount of $500,000,000 7.875% Senior Notes due 2015	a Like Principal Amount of $1,100,000,000 8.250% Senior Notes due 2017	a Like Principal Amount of $1,100,000,000 8.500% Senior Notes due 2020	a Like Principal Amount of $500,000,000 8.750% Senior Notes due 2022

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated                     , 2010

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Frontier Communications Corporation, a Delaware corporation (the “Company”), hereby offers to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the Prospectus dated, 2010 (the “Prospectus”) and the enclosed letter of transmittal (the “Letter of Transmittal”), an aggregate principal amount of up to $500,000,000 of registered 7.875% Senior Notes due 2015 (the “2015 Exchange Notes”), $1,100,000,000 of regisered 8.250% Senior Notes due 2017 (the “2017 Exchange Notes”), $1,100,000,000 of registered 8.500% Senior Notes due 2020 (the “2020 Exchange Notes”) and $500,000,000 of registered 8.750% Senior Notes due 2022 (the “2022 Exchange Notes” and, together with the 2015 Exchange Notes, the 2017 Exchange Notes and the 2020 Exchange Notes, the “Exchange Notes”), which will be freely transferrable, for, respectively, its outstanding unregistered 7.875% Senior Notes due 2015 (the “Original 2015 Notes”), unregistered 8.250% Senior Notes due 2017 (the “Original 2017 Notes”), unregistered 8.500% Senior Notes due 2020 (the “Original 2020 Notes”) and unregistered 8.750% Senior Notes due 2022 (the “Original 2022 Notes” and, together with the Original 2015 Notes, the Original 2017 Notes and the Original 2020 Notes, the “Original Notes”), which have certain transfer restrictions.

The Exchange Offer is intended to satisfy certain obligations of the Company contained in the registration rights agreements entered into with respect to each series of Original Notes (the “Registration Rights Agreements”), dated April 12, 2010, among the Company and J.P. Securities Inc., as represenative to the several initial purchasers of the Original Notes.

We are requesting that you contact your clients for whom you hold Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, or who hold Original Notes registered in their own names, we are enclosing the following documents:

4.	Prospectus dated , 2010;

5.	The Letter of Transmittal for your use and for the information of your clients;

6.	A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

7.	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (included in the Letter of Transmittal); and

8.	Return envelopes addressed to The Bank of New York Mellon Trust Company, N.A., the Exchange Agent.

Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 (such date and time, the “Expiration Date”), unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from The Depository Trust Company stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, must be sent to the Exchange Agent and certificates representing the Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company) must be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

Any inquiries you may have with respect to the Exchange Offer or requests for additional copies of the enclosed materials should be directed to the Exchange Agent at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

Frontier Communications Corporation

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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